EXHIBIT 4.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS SECURITY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE

$30,568,623.67	November 22, 2021

FOR VALUE RECEIVED, Unrivaled Brands, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of People’s Californi`a, LLC, a California limited liability company (together with any and all of its successors and assigns and/or any other holder of this Note, as hereinafter defined, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of Thirty Million, Five Hundred Sixty-Eight Thousand, Six Hundred Twenty-Three and 67/100 Dollars ($30,568,623.67) (the “Loan Amount”) (or the unpaid balance of all principal advanced against this Secured Promissory Note (this “Note”), if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Subject to the terms and conditions herein, on the date hereof, Lender shall make a loan (the “Loan”) to Borrower, in an aggregate amount equal to the Loan Amount. Once the Loan is made, any portion of the Loan repaid may not be re borrowed.

Section 1 Payment Schedule Amount. This Note shall be payable in accordance with the following:

(a) Payment Schedule.

(i) Interest shall accrue on the unpaid balance of this Note at the Interest Rate. Interest on the Loan shall be payable monthly, commencing December 22, 2021, and continuing on the twenty-second day of each calendar month thereafter.

(ii) The principal balance of the Loan shall be payable in monthly installments of principal, commencing on December 1, 2021, and continuing on the twenty-second day of each calendar month beginning with December 22, 2021, each in the amount set forth on Exhibit A attached hereto.

(iii) The remaining principal balance on this Note and all accrued but unpaid interest payable in full on the earlier of (a) November 22, 2023, and (b) the earlier acceleration of this Note pursuant to the terms hereof (the “Maturity Date”).

Section 2 Security; Guaranty; Loan Documents. The security for this Note includes: (a) a Security Agreement (the “Security Agreement”) of even date herewith from Borrower, for the benefit of Lender, conveying and encumbering the Collateral (as defined therein), for the benefit of Lender, conveying and encumbering the Collateral (as defined therein), and (b) a Guaranty and Security Agreement (the “Guarantor Security Agreement”) of even date herewith from each Acquired Company (as defined therein), for the benefit of Lender, conveying and encumbering the Collateral (as defined therein). This Note, the Borrower Security Agreement and the Guarantor Security Agreement, and all other documents now or hereafter securing, guaranteeing or executed in connection with the Loan, as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

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Section 3 Interest Rate. Interest on the outstanding principal balance of, and all other sums owing under this Note, which are not past due, shall accrue and be payable at a fixed rate which is equal to eight percent (8%) per annum (the “Interest Rate”). All interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

Section 4 Prepayment. Borrower may prepay the principal balance of this Note, in full at any time without payment of premium or penalty.

Section 5 Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at the Maturity Date) within thirty (30) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to five percent (5%) of the amount of such payment. Such thirty (30) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6 Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, first to late charges, then to accrued but unpaid interest, and any balance to unpaid principal in the direct order of maturity, and to any other sums due and unpaid to Lender under the Loan Documents. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. Pacific Time shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 7 Events of Default. The occurrence of any Event of Default (as defined), under any of the Loan Documents (subject to any applicable grace or cure period) shall constitute an Event of Default under this Note.

Section 8 Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a) If an Event of Default under Section 7 has continued for a period of thirty (30) days, Lender may accelerate the Maturity Date of this Note and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

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(b) If Borrower fails to pay, when due, the obligations set forth under this Note, and such failure continues for a period of at least forty-five (45) consecutive days, Lender may seek recovery against the Collateral and exercise all rights and remedies under the Borrower Security Agreement or the Guarantor Security Agreement.

(c) Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without the consent of Borrower.

(d) Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity, including, but not limited to, immediately exercising all rights under the Borrower Security Agreement or the Guarantor Security Agreement subject to clause (b) above.

Section 9 Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 10 Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all actual out-of-pocket costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with arbitration, judicial reference, bankruptcy, insolvency or appeal.

Section 11 Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 12 General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. Borrower hereby (a) waives demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agrees that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or to perfect or enforce its rights against Borrower or any security herefor; (c) consents to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after the Maturity Date, and to any other indulgences with respect hereto, without notice thereof to any of them; (d) submits (and waives all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the state and county in which payment of this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (e) waives the benefit of all homestead and similar exemptions as to this Note; (f) agrees that its liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (g) hereby subordinates to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of California (without regard to any principles of conflicts of laws) and applicable United States federal law. Any proceeding to enforce and/or interpret this Note shall occur in the County of Orange, State of California. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term “Business Day” shall mean a day on which banks are open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” Neither Lender nor Borrower may assign this Note without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that Lender may assign this Note without such prior written consent to an affiliate of Lender.

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Section 13 Severability. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 14 Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed given and complete upon personal delivery, or three (3) business days following mailing via United States registered or certified mail, return receipt requested, postage prepaid. Notice may also be given by, and shall be deemed complete upon receipt of, electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in registered or certified mail, return receipt required, postage prepaid, within three (3) business days following the facsimile notice. Notice shall be deemed given on the date it is sent via facsimile in accordance with the foregoing provisions. Notices shall be addressed to the parties as follows:

To Borrower:

Unrivaled Brands, Inc.

Attn: Joe Segilia, General Counsel

3242 S. Halladay Street

Santa Ana, CA 92705

Email:

To Lender:

People’s California, LLC

Attn: Bernard Steimann

3843 S. Bristol St., #614

Santa Ana, CA 92704

Email:

Section 15 No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Loan Documents, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

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Section 16 ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ORANGE COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”) PURSUANT TO ITS COMMERCIAL ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER EQUITABLE RELIEF OR REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

Borrower: UNRIVALED BRANDS, INC. a Nevada corporation

By:
Name:	Francis Knuettel II
Title:	Chief Executive Officer

[Signature Page to Secured Promissory Note]

EXHIBIT A

PRINCIPAL AMORTIZATION SCHEDULE

Payment Date	Principal Payment Amount
December 1, 2021	$1,000,000.00
December 22, 2021	$1,000,000.00
January 22, 2022	$2,000,000.00
February 22, 2022	$2,000,000.00
March 22, 2022	$2,000,000.00
April 22, 2022	$2,000,000.00
May 22, 2022	$2,000,000.00
June 22, 2022	$2,000,000.00
July 22, 2022	$2,000,000.00
August 22, 2022	$2,000,000.00
September 22, 2022	$2,000,000.00
October 22, 2022	$2,000,000.00
December 22, 2022	$1,000,000.00
January 22, 2023	$1,000,000.00
February 22, 2023	$1,000,000.00
March 22, 2023	$1,000,000.00
April 22, 2023	$1,000,000.00
May 22, 2023	$1,000,000.00
June 22, 2023	$1,000,000.00
July 22, 2023	$1,000,000.00
August 22, 2023	$1,000,000.00
September 22, 2023	$1,000,000.00
October 22, 2023	$1,000,000.00
November 22, 2023	$1,000,000.00

EXHIBIT A